UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025
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Blue Owl Digital Infrastructure Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56758	33-5055663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 1, 2025, in connection with the Transaction (defined below), Blue Owl Digital Infrastructure Trust, a Maryland statutory trust (the “Company”), and Blue Owl Digital Infrastructure Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), commenced operations and raised an aggregate of $1.7 billion in gross proceeds.

On the same date, the Company completed the previously announced acquisition of a portfolio of digital infrastructure real estate assets, which consists of 11 data center assets across seven major markets in the United States that have a high-quality tenant mix, including predominately investment-grade and hyperscale customers (the “Subject Assets”), pursuant to a Transaction Agreement, dated as of October 8, 2025 (the “Transaction Agreement”), as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2025 (the “Transaction”). The sellers, the BODI I Funds (as defined in the Transaction Agreement), are managed by an affiliate of the Company’s investment adviser, Blue Owl Digital Infrastructure Trust Advisors LLC, a Delaware limited liability company (the “Adviser”), and certain affiliates of the Adviser hold an interest in the BODI I Funds.

Pursuant to the terms and conditions of the Transaction Agreement, the BODI I Funds sold their indirect interests in the Subject Assets to the Company for an aggregate purchase price of approximately $3.3 billion, which is the gross enterprise value of the Subject Assets, subject to customary adjustments (and subject to further post-closing adjustments) and net of existing debt assumed, resulting in a net purchase price of approximately $1.5 billion (the “Net Purchase Price”). In connection with the Transaction, which followed a review of strategic alternatives by the General Partner, the General Partner obtained a fairness opinion regarding the aggregate transaction value for the Subject Assets and the consideration received by the BODI I Funds, and the Company obtained a fairness opinion regarding the aggregate transaction value on which the consideration paid by the Company was based. Subsequently, the advisory committee of the BODI I Funds and the board of trustees of the Company approved the Transaction. The Net Purchase Price was funded using proceeds from the Company’s continuous private offering.

The foregoing description of the Transaction Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2025, and is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities

On December 1, 2025, the Company sold an aggregate of 161,697,826 of its common shares for gross proceeds of approximately $1.6 billion, based on an initial purchase price per share of $10.00. A portion of the funds used to purchase shares on behalf of purchasing investors was contributed by an affiliate of the Adviser from its own resources. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

The following table details the common shares sold:

Common Shares	Number of Shares Sold	Gross Proceeds (1)
Class S	56,833,906	$572,417,447
Class D	2,163,000	$21,667,500
Class I	32,700,920	$327,009,203
Class E	70,000,000	$700,000,000

(1)    Gross proceeds for Class S and Class D shares include aggregate commissions of $4,078,390 and $37,500, respectively.

On December 1, 2025, the Operating Partnership sold an aggregate of 2,660,420 of its Class I units for gross proceeds of approximately $26.6 million and 588,042 of its Class E units for gross proceeds of approximately $5.9 million, in each case based on an initial purchase price per unit of $10.00. Each unit is exchangeable at the option of the holder thereof for cash or a common share of the corresponding class (on a one-for-one basis) in the Company’s discretion, subject to applicable holding periods. The offers and sales of these units were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2).
Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report could have been timely filed.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the latest date on which this Current Report could have been timely filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Digital Infrastructure Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: December 3, 2025